EXHIBIT 99.1

Oblong Announces Financial Results for Fourth Quarter 2023 and Provides Business Update

March 19, 2024 -- (BUSINESS WIRE) Oblong, Inc. (Nasdaq: OBLG) (“Oblong” or the “Company”), an innovator in collaboration solutions, today reported financial results for the fourth quarter and fiscal year ending December 31, 2023, and provided updates on the Company’s business and strategy.

During 2023, the Company diligently optimized its operations, streamlined expenditures, and strengthened Oblong’s balance sheet to position itself as a lean and agile innovator in the tech landscape. Oblong raised $5.9 million in funding in 2023 that we believe provides the Company with ample liquidity and a clear runway through mid-2025. This strategic financing underscores the confidence of Oblong’s investors in the Company’s vision and long-term strategy.

"Our strategy for growth and enhancing shareholder value is twofold. We aim to grow organically by expanding our market presence while actively seeking inorganic growth opportunities through strategic partnerships or acquisitions," said Peter Holst, CEO of Oblong. "Our exploration of strategic alternatives is diverse, encompassing the consideration of a range of transformative actions. These include the possibility of a business combination; a reverse merger; or outright sale of the company. Each option is being carefully evaluated to ensure it aligns with our overarching goal of sustainable growth and value creation. Specifically, we are interested in early-stage technology companies creating transformative approaches to leveraging technology for the betterment of human life. These companies may complement our existing offerings but could also open new avenues for expansion by tapping into significant market opportunities. In our quest to find the right partners, we are particularly focused on ventures that have demonstrated their ability to innovate and capture early-stage interest of their target markets, indicating a clear path to scalability and a substantial market presence.”

Fourth Quarter 2023 Financial Results

•As of December 31, 2023, the Company had $6.0 million of cash and cash equivalents and no debt.

•Total revenue was $0.9 million for the fourth quarter of 2023 versus $1.4 million for the fourth quarter of 2022.

•Net loss of $1.2 million for the fourth quarter of 2023, compared to a net loss of $1.2 million for the fourth quarter of 2022.

•Adjusted EBITDA (“AEBITDA”) loss of $0.9 million for the fourth quarter of 2023, compared to an AEBITDA loss of $1.2 million for the fourth quarter of 2022. AEBITDA loss is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” for a reconciliation of this non-GAAP financial measure to net loss.

Non-GAAP Financial Information

Adjusted EBITDA (“AEBITDA”) loss, a non-GAAP financial measure, is defined as net loss before depreciation and amortization, stock-based compensation and expense, impairment charges, casualty loss, severance, income tax expense (benefit), and interest and other income, net. AEBITDA loss is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA loss is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA loss as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA loss should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow used in operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net loss to AEBITDA loss is shown under “GAAP to Non-GAAP Reconciliation” later in this release.

About Oblong, Inc.

Oblong (Nasdaq:OBLG) provides innovative and patented technologies that change the way people work, create, and communicate. Oblong’s flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 and enterprise customers. For more information, visit www.oblong.com and Oblong’s Twitter and Facebook pages.

Forward looking and cautionary statements

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the Company's exploration of strategic alternatives, including the Company’s goal to forge partnerships with select early-stage technology companies and the mission to deliver innovative technology solutions, and (ii) the Company’s liquidity and operating expense projections. There can be no assurance that the strategic review being undertaken will result in a merger, sale or other business combination involving the Company. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2023 and in other filings made by the Company with the SEC from time to time. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Investor Relations Contact
David Clark
investors@oblong.com
(213) 683-8863 ext. 5

OBLONG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except par value and stated value)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$5,990	$3,085
Accounts receivable, net	424	415
Inventory, net	239	723
Prepaid expenses and other current assets	243	649
Total current assets	6,896	4,872
Property and equipment, net	—	3
Intangibles, net	—	604
Operating lease, right-of-use assets	17	142
Other assets	12	40
Total assets	$6,925	$5,661
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	211	184
Accrued expenses and other current liabilities	1,038	1,074
Current portion of deferred revenue	132	436
Current portion of operating lease liabilities	17	219
Total current liabilities	1,398	1,913
Long-term liabilities:
Deferred revenue, net of current portion	26	114
Operating lease liabilities, net of current portion	—	17
Total long-term liabilities	26	131
Total liabilities	1,424	2,044
Commitments and contingencies
Stockholders’ equity:
Preferred stock Series F, convertible; $.0001 par value; $2,064,063 stated value; 42,000 shares authorized, 1,930 and zero shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	—	—
Common stock, $.0001 par value; 150,000,000 shares authorized; 16,692,000 shares issued and 16,685,000 shares outstanding at December 31, 2023 and 2,071,000 shares issued and 2,063,000 outstanding at December 31, 2022	2	—
Treasury stock, 8,000 common shares at December 31, 2023 and 2022	(181)	(181)
Additional paid-in capital	233,911	227,645
Accumulated deficit	(228,231)	(223,847)
Total stockholders’ equity	5,501	3,617
Total liabilities and stockholders’ equity	6,925	5,661

OBLONG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands) (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Revenue	$944	$1,426	3,810	5,476
Cost of revenue (exclusive of depreciation and amortization and casualty loss)	655	1,130	2,899	3,930
Gross profit	289	296	911	1,546
Operating expenses (gains):
Research and development	4	65	20	1,699
Sales and marketing	68	270	309	1,431
General and administrative	1,147	1,174	4,870	5,278
Impairment charges	260	25	262	12,740
Casualty (gain) loss, net	—	(50)	(400)	483
Depreciation and amortization	86	85	345	1,903
Total operating expenses	1,565	1,569	5,406	23,534
Loss from operations	(1,276)	(1,273)	(4,495)	(21,988)
Interest and other income, net	(44)	(41)	(138)	(40)
Loss before income taxes	(1,232)	(1,232)	(4,357)	(21,948)
Income tax expense (benefit)	(11)	(15)	27	(7)
Net loss	$(1,221)	$(1,217)	(4,384)	(21,941)

GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022
Net loss	$(1,221)	$(1,217)	$(4,384)	$(21,941)
Depreciation and amortization	86	85	345	1,903
Interest and other income, net	(44)	(41)	(138)	(40)
Income tax (benefit) expense	(11)	(15)	27	(7)
Impairment charges	260	25	262	12,740
Casualty loss (gain)	—	(50)	(400)	483
Severance	—	—	—	294
Stock-based compensation and expense	31	31	504	61
Adjusted EBITDA Loss	$(899)	$(1,182)	$(3,784)	$(6,507)